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                                                                    EXHIBIT 99.1
PROXY
                     DATA PROCESSING RESOURCES CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned appoints Mary Ellen Weaver and David M. Connell, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Data Processing Resources Corporation (the "Company") held of record
by the undersigned as of [     ], 1998, the record date with respect to this
solicitation, at the Special Meeting of Shareholders of the Company to be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California
92660, beginning at [     ], Pacific Time, on [     ], 1998, and at any
adjournments thereof, upon the following matters:

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

  1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 16, 1998, BY AND AMONG THE COMPANY, DPRC ACQUISITION CORP., SYSTEMS & PROGRAMMING CONSULTANTS, INC. ("SPC") AND CERTAIN SHAREHOLDERS OF SPC (THE "MERGER AGREEMENT"), AND THE TRANSACTIONS CONTEMPLATED THEREBY, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  2. APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK (ESTIMATED TO BE BETWEEN 2.7 MILLION SHARES AND 3.0 MILLION SHARES) AS CONSIDERATION FOR THE MERGER IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 20.0 MILLION SHARES TO 60.0 MILLION SHARES, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

                 (Continued and to be signed on the other side)

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                         (Continued from reverse side)

  4. APPROVAL OF AN AMENDMENT OF THE COMPANY'S 1994 STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UPON EXERCISE OF STOCK OPTIONS GRANTED THEREUNDER FROM
2.0 MILLION SHARES TO 3.0 MILLION SHARES, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  5. OTHER MATTERS

  In their discretion, Mary Ellen Weaver and David M. Connell are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 ABOVE.


                                    Dated ______________________________ , 1998

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                                                    (Signature)

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                                                    (Signature)

                                      Please sign exactly as your name appears
                                    hereon. Joint owners should each sign.
                                    When signing as attorney, executor,
                                    administrator, trustee, guardian or
                                    corporate officer, please give full title as such. The signer hereby revokes all proxies heretofore given by the signor to vote at said meeting or any adjournments thereof.